Exhibit 99.1

Covetrus Reports Fourth Quarter and Full-Year 2020 Financial Results

•Fourth quarter 2020 net sales of $1.1 billion, an increase of 11% year-over-year, and reported GAAP net loss of $4 million
◦Non-GAAP organic net sales increased 12% year-over-year
◦Non-GAAP adjusted EBITDA increased 19% year-over-year to $56 million
◦Non-GAAP adjusted net income increased 40% year-over-year to $28 million

•Full-year 2020 net sales of $4.3 billion, an increase of 9% year-over-year, and reported GAAP net loss of $19 million
◦Non-GAAP pro forma organic net sales increased 10% year-over-year
◦Non-GAAP adjusted EBITDA increased 13% year-over-year to $226 million
◦Non-GAAP adjusted net income increased 35% year-over-year on a pro forma basis to $108 million

•Ended December 31, 2020 with approximately $590 million in available liquidity, including $290 million in cash and cash equivalents on the balance sheet

•Reiterates 2021 non-GAAP adjusted EBITDA guidance in the range of $240 million to $250 million

PORTLAND, Maine. March 1, 2021 — Covetrus (Nasdaq: CVET), a global leader in animal-health technology and services, today reported financial results for the fourth quarter and full-year 2020, which ended December 31, 2020.

“Throughout 2020, veterinarians and animal healthcare providers did not skip a beat despite the uncertainty and impact created by COVID-19, and neither did Covetrus. As an essential business, we worked to meet and support our customers’ increased volumes and changing needs, including supporting them with our innovative online pharmacy service and the introduction of our telehealth capability in order to enable uninterrupted patient care,” said Ben Wolin, Covetrus president and chief executive officer. “We have responded and exceeded expectations across all elements of our strategic plan, and we enter 2021 energized by our customers’ growth, increased opportunities to drive better health outcomes, and the momentum we have created for ourselves in the market.”

Exhibit 99.1

Fourth Quarter and Full-Year 2020 Summary Results

	Three Months Ended		Years Ended
(In millions, except per share data)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales	$1,121	$1,008	$4,339	$3,976
(Loss) income before taxes	$(16)	$(37)	$—	$(1,029)
Net (loss) income attributable to Covetrus	$(4)	$(37)	$(19)	$(980)
Diluted (loss) earnings per share (EPS)	$(0.04)	$(0.33)	$(0.22)	$(9.14)

Non-GAAP Measures: (a)				Pro Forma
Net sales	$1,121	$1,008	$4,339	$4,000
Organic net sales growth	12%		10%
Adjusted EBITDA	$56	$47	$226	$198
Adjusted net income	$28	$20	$108	$80

(a) Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for non-GAAP financial items to the most directly comparable GAAP financial items are provided under Reconciliation of Non-GAAP Financial Measures at the end of this release.

Fourth Quarter 2020 Results

Net sales for the three months ended December 31, 2020 were $1.1 billion, an increase of 11% compared to the prior year period. Non-GAAP organic net sales, which adjusts for changes in foreign exchange and the impact from mergers and acquisitions and divestiture activity, increased 12% year-over-year, driven by healthy companion animal market trends that are tracking at or above pre-COVID-19 levels across the Company's major geographies, improved sales execution and market position in a number of the Company's key markets, and the positive trajectory of the Company's prescription management business.

Net loss attributable to Covetrus for the three months ended December 31, 2020 was $4 million, or a loss of $0.04 per diluted share, which compared to a net loss attributable to Covetrus during the prior year period of $37 million, or a loss of $0.33 per diluted share. The primary driver of the year-over-year improvement was an increase in gross profit as well as other positive factors below operating income, including a tax benefit recognized for the three months ended December 31, 2020.

Non-GAAP adjusted EBITDA was $56 million for the three months ended December 31, 2020 versus $47 million in the prior year period. The 19% year-over-year increase reflected strong contributions from the Company's North America and APAC & Emerging Markets segments, which more than offset the impact from the divestiture of scil animal care, which closed on April 1, 2020 and contributed $3 million in non-GAAP adjusted EBITDA during the prior year period, and continued growth in corporate overhead as the Company completes the build-out of the infrastructure necessary to support its public company independence and transformation.

Non-GAAP adjusted net income was $28 million for the three months ended December 31, 2020, compared to $20 million in the prior year period, driven primarily by the same factors impacting non-GAAP adjusted EBITDA.

Full-Year 2020 Results

Net sales for year ended December 31, 2020 were $4.3 billion, an increase of 9% compared to the prior year period. Non-GAAP pro forma organic net sales increased 10% year-over-year, driven by strong net

Exhibit 99.1

sales growth in the Company's prescription management business and positive supply chain net sales across all of the Company's geographic segments, reflecting improved sales execution and the growth of the Company's companion animal end-market.

Net loss attributable to Covetrus for the year ended December 31, 2020 was $19 million, or a loss of $0.22 per diluted share, which compared to net loss attributable to Covetrus during the prior year of $980 million, or a loss of $9.14 per diluted share. The primary driver of the year-over-year improvement was the $938 million goodwill impairment charge recorded in the prior year and an after-tax gain on the sale of scil animal care during the second quarter of 2020.

Non-GAAP adjusted EBITDA was $226 million for the year ended December 31, 2020 versus $200 million in the prior year. The primary driver of the 13% year-over-year increase was increased contribution from the Company's prescription management business and organic growth in the Company's supply chain businesses, which offset the year-over-year impact of increased costs related to various corporate functions to support its public company independence and transformation.

Non-GAAP adjusted net income was $108 million for the year ended December 31, 2020, compared to $80 million in the prior year on a pro forma basis, driven primarily by the same factors impacting non-GAAP adjusted EBITDA.

Segment Financial Highlights

The Company’s operations are organized and reported by geography -- North America, Europe, and APAC & Emerging Markets.

North America

North America net sales for the three months ended December 31, 2020 of $606 million increased 17% compared to the prior year period. Non-GAAP organic net sales increased 17% year-over-year compared to the prior year period driven by 46% year-over-year growth in the Company's prescription management business and double-digit growth in the Company's supply chain business, reflecting the Company's improved market position and healthy end-market trends. Segment adjusted EBITDA of $45 million increased 25% year-over-year driven primarily by improved profitability in the Company's supply chain business.

North America net sales for the year ended December 31, 2020 of $2.4 billion increased 13% compared to the prior year. Non-GAAP pro forma organic net sales increased 12% year-over-year, reflecting 50% year-over-year growth in the Company's prescription management business and mid-single digit growth in the Company's supply chain business. Segment adjusted EBITDA of $187 million increased 22% year-over-year, driven primarily by the significant improvement in profitability in the Company's prescription management business and organic growth in the Company's supply chain business.

Europe

Europe net sales for the three months ended December 31, 2020 of $404 million increased by 3% compared to the prior year period. Non-GAAP organic net sales increased 5% compared to the prior year period, reflecting end-market growth and strong sales execution. Segment adjusted EBITDA of $18 million remained unchanged versus the prior year period, as positive operating leverage was offset by the lost earnings contribution from the scil animal care business, which was divested on April 1, 2020.

Exhibit 99.1

Europe net sales for the year ended December 31, 2020 of $1.6 billion increased by 4% compared to the prior year. Non-GAAP pro forma organic net sales increased 6% compared to the prior year driven by healthy end-market growth. Segment adjusted EBITDA of $72 million increased 6% versus the prior year primarily due to organic growth in certain of the Company's European markets, which more than offset the lost earnings contribution from the divested scil animal care business.

APAC & Emerging Markets

APAC & Emerging Markets net sales for the three months ended December 31, 2020 of $114 million increased by 16% compared to prior year period. Non-GAAP organic net sales increased 14% compared to the prior year period, reflecting strong sales execution and healthy end-market demand. Segment adjusted EBITDA of $9 million increased 80% versus the prior year period driven by gross margin improvement, positive operating leverage and continued cost discipline.

APAC & Emerging Markets net sales for the year ended December 31, 2020 of $402 million increased by 9% compared to the prior year. Non-GAAP pro forma organic net sales increased 14% compared to the prior year driven by strong sales execution and healthy end-market demand. Segment adjusted EBITDA of $28 million increased 56% versus the prior year driven by strong operating leverage from the positive net sales growth as well as continued cost discipline.

Financial Position and Liquidity

Covetrus generated $53 million of net cash provided by operating activities during the year ended December 31, 2020. Free cash flow, a non-GAAP financial measure that is defined as cash flow from operating activities less purchases of property and equipment, was $(5) million during the year ended December 31, 2020 as compared to $64 million in the prior year period. The year-over-year decline in free cash flow reflects changes in working capital and an increase in capital expenditures.

As of December 31, 2020, the company had $290 million in cash and cash equivalents, $1.08 billion in term loan debt, and no borrowings outstanding on its $300 million revolving credit facility. The Company ended the quarter with approximately $590 million in available liquidity and was in compliance with the covenants in its credit agreement as of December 31, 2020.

2021 Financial Guidance

Covetrus’ fiscal year 2021 financial guidance range is as follows:

•Adjusted EBITDA, a non-GAAP financial metric, of $240 million to $250 million, unchanged from the Company's prior outlook established on January 13, 2021.

The Company has not reconciled its non-GAAP adjusted EBITDA guidance to GAAP net income because the reconciling items between such GAAP and non-GAAP financial measures, including share-based compensation expense, separation program costs, foreign exchange and other special items tied to the formation of Covetrus, cannot be reasonably predicted due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact, and the periods in which the non-GAAP adjustments may be recognized and therefore is not available without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the section titled Reconciliation of

Exhibit 99.1

Non-GAAP Financial Measures for the reconciliations of GAAP financial measures to non-GAAP financial measures.

Conference Call
The Company will host a conference call to discuss these results and 2021 financial guidance at 8:30 a.m. ET on March 1, 2021. Participating in the conference call will be:

•Benjamin Wolin, president and chief executive officer
•Matthew Foulston, executive vice president and chief financial officer

To access the live webcast of the conference call, individuals can visit the Investor Relations page of the Covetrus website: https://ir.covetrus.com/investors/events-and-presentations. An archived edition of the earnings conference call will also be posted on the Covetrus website later that day and will remain available to interested parties via the same link for one year.

The conference call can also be accessed by dialing 866-789-2492 for U.S./Canada participants, or 409-937-8901 for international participants, and referencing confirmation code 7699826. A replay of the conference call will be available for two weeks through March 15, 2021 by dialing 855-859-2056 or 404-537-3406. The replay confirmation code is 7699826.

Audio webcasts will be available live and archived on the company’s Investor Relations website at https://ir.covetrus.com/investors/events-and-presentations. A complete listing of upcoming events for the investment community is available on the company’s Investor Relations website.

About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine with more than 5,500 employees serving over 100,000 customers around the globe. For more information about Covetrus visit https://covetrus.com/.

Exhibit 99.1

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," "might," "likely," "will," "should," or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, and actual results could differ materially from those anticipated due to a number of factors including, but not limited to, the effect of the COVID-19 pandemic on our business and the success of any measures we have taken or may take in the future in response thereto, including our ability to continue operations at our distribution centers and pharmacies; the ability to drive growth; the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the transactions that created Covetrus; the potential impact of the consummation of the transactions on relationships, including with employees, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; changes in our market; the impact of litigation; the impact of Brexit; the impact of accounting pronouncements, seasonality of our business, leases, expenses, interest expense and debt; risks associated with sufficiency of cash and access to liquidity; cybersecurity risks including risk associated with our dependence on third party service providers as a large portion of our workforce is working from home; and those additional risks discussed under the heading "Risk Factors" in our Annual Report on Form 10-K to be filed and in our other SEC filings. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Exhibit 99.1

COVETRUS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$290	$130
Accounts receivable, net of allowance of $5 and $8	507	426
Inventories, net	530	636
Other receivables	67	67
Prepaid expenses and other	37	30
Assets held for sale	—	51
Total current assets	1,431	1,340
Non-current assets:
Property and equipment, net	116	93
Operating lease right-of-use assets, net	117	84
Goodwill	1,187	1,154
Other intangibles, net	555	643
Investments and other	90	45
Total assets	$3,496	$3,359
LIABILITIES, MEZZANINE EQUITY, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$405	$520
Current maturities of long-term debt and other borrowings	1	62
Accrued payroll and related liabilities	67	44
Accrued taxes	37	18
Other current liabilities	181	164
Liabilities related to assets held for sale	—	21
Total current liabilities	691	829
Non-current liabilities:
Long-term debt and other borrowings, net	1,068	1,125
Deferred income taxes	28	48
Other liabilities	136	94
Total liabilities	1,923	2,096
Commitments and contingencies
Mezzanine equity:
Redeemable non-controlling interests	36	10
Shareholders' equity:
Common stock, 0.01 par value per share, 675,000,000 shares authorized as of December 31, 2020 and December 31, 2019; 136,017,964 and 11,620,507 shares issued and outstanding as of December 31, 2020 and 2019, respectively	1	1
Accumulated other comprehensive loss	(66)	(86)
Additional paid-in capital	2,629	2,339
Accumulated deficit	(1,027)	(1,001)
Total shareholders’ equity	1,537	1,253
Total liabilities, mezzanine equity, and shareholders’ equity	$3,496	$3,359

Exhibit 99.1

COVETRUS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)

	(Unaudited) Three Months Ended		Years Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net sales	$1,121	$1,008	$4,339	$3,976
Cost of sales	915	820	3,541	3,227
Gross profit	206	188	798	749
Operating expenses:
Selling, general and administrative	225	214	867	808
Goodwill impairment	—	(1)	—	938
Operating (loss)	(19)	(25)	(69)	(997)
Other income (expense):
Interest income	—	2	1	2
Interest expense	(10)	(13)	(47)	(56)
Other, net	13	(1)	91	22
Loss before taxes and equity in earnings of affiliates	(16)	(37)	(24)	(1,029)
Income tax benefit (expense)	14	—	7	46
Equity (loss) in earnings of affiliates	(1)	—	—	—
Net loss	(3)	(37)	(17)	(983)
Net (income) loss attributable to redeemable non-controlling interests	(1)	—	(2)	3
Net loss attributable to Covetrus	$(4)	$(37)	$(19)	$(980)

Earnings (loss) per share attributable to Covetrus:
Basic	$(0.04)	$(0.33)	$(0.22)	$(9.14)
Diluted	$(0.04)	$(0.33)	$(0.22)	$(9.14)
Weighted-average common shares outstanding:
Basic	131	111	118	107
Diluted	131	111	118	107

Exhibit 99.1

COVETRUS, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	Years Ended
	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net income (loss)	$(17)	$(983)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	166	155
Amortization of right-of-use assets	24	21
Goodwill impairment	—	938
Operating lease right-of-use asset impairment	8	—
Gain on divestiture of a business	(73)	—
Share-based compensation expense	40	46
Deferred income taxes	(32)	(25)
Amortization of debt issuance costs	6	5
Loss on managed exit of a business	7	—
Other	(10)	(10)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(68)	13
Inventories, net	106	(58)
Other assets and liabilities	(19)	(92)
Accounts payable and accrued expenses	(85)	93
Net cash provided by operating activities	53	103
Cash flows from investing activities:
Purchases of property and equipment	(58)	(39)
Payments related to equity investments and business acquisitions, net of cash acquired	(54)	(26)
Proceeds from divestiture of a business, net	103	—
Proceeds from sale of property and equipment	4	—
Net cash used for investing activities	(5)	(65)
Cash flows from financing activities:
Proceeds from revolving credit facility	190	—
Repayment of revolving credit facility	(190)	—
Proceeds from the issuance of debt	—	1,220
Principal payments of debt	(122)	(43)
Debt issuance and amendment costs	(5)	(24)
Dividend paid to Former Parent	—	(1,174)
Issuance of common shares in connection with share-based compensation plans	10	5
Net transfers from Former Parent	—	165
Proceeds from issuance of Series A preferred stock	250	—
Series A preferred stock issuance costs	(6)	—
Series A preferred stock dividends	(6)	—
Acquisition payments	(17)	(9)
Acquisitions of non-controlling interests in subsidiaries	—	(74)
Net cash provided by financing activities	104	66
Effect of exchange rate changes on cash and cash equivalents	8	3
Net change in cash and cash equivalents	160	107
Cash and cash equivalents, beginning of period	130	23
Cash and cash equivalents, end of period	$290	$130

Exhibit 99.1

COVETRUS, INC. CONSOLIDATED STATEMENT OF CASH FLOWS (In millions) (Continued)
	Years Ended
	December 31, 2020	December 31, 2019
Supplemental disclosures of cash payments:
Interest	$40	$47
Income taxes	$24	$18
Amounts included in the measurement of operating lease liabilities	$27	$25
Supplemental disclosures of noncash investing and financing activities:
Conversion of Series A preferred stock	$245	$—
Right-of-use assets obtained in exchange for new operating lease liabilities	$56	$104
Right-of-use assets obtained in exchange for new finance lease liabilities	$—	$1
Deconsolidation of a subsidiary	$15	$—

Exhibit 99.1

Segment Adjusted EBITDA

The Company provides adjusted EBITDA by segment as a supplemental measure to GAAP. Adjusted EBITDA by segment is not a pro forma metric and in 2019 reflects the operations of Vets First Choice only for the period from February 8, 2019 to December 31, 2019. Adjusted EBITDA by segment is among the primary metrics by which management evaluates the performance of the business. Adjusted EBITDA by segment has certain limitations in that it does not take into account the impact of certain expenses to our consolidated statements of operations, including the impact of share-based compensation, strategic consulting, transaction costs, formation of Covetrus expenses, separation programs and executive severance, carve-out operating expenses, IT infrastructure, goodwill impairment charges, capital structure-related fees, operating lease right-of-use asset impairments, managed exits from businesses we are exiting or closing, and other items, net. The Company does not allocate to its segments expenses managed at the corporate level, such as corporate wages and related benefits, corporate occupancy costs, professional services utilized at the corporate level, and non-recurring expenses. Other companies may not define or calculate adjusted EBITDA by segment in the same way; as a result, adjusted EBITDA by segment may not be comparable to similarly titled measures reported by other companies.

The following tables summarize adjusted EBITDA by segment:

(In millions)	Three Months Ended December 31, 2020	% of Respective Net Sales	Three Months Ended December 31, 2019	% of Respective Net Sales	$ Change	% Change
North America	$45	7.4%	$36	6.9%	$9	25%
Europe	18	4.5%	18	4.6%	—	—%
APAC & Emerging Markets	9	7.9%	5	5.1%	4	80%
Corporate	(16)	NA	(12)	NA	(4)	NA
Total adjusted EBITDA	$56	5.0%	$47	4.7%	$9	19%

(In millions)	Year Ended December 31, 2020	% of Respective Net Sales	Year Ended December 31, 2019	% of Respective Net Sales	$ Change	% Change
North America	$187	7.9%	$153	7.2%	$34	22%
Europe	72	4.6%	68	4.5%	4	6%
APAC & Emerging Markets	28	7.0%	18	4.9%	10	56%
Corporate	(61)	NA	(39)	NA	(22)	NA
Total adjusted EBITDA	$226	5.2%	$200	5.0%	$26	13%

Reconciliation of Non-GAAP Financial Measures

In addition to the financial information presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company is providing certain non-GAAP financial measures (discussed below). Management uses these measures in the management of our business and believes that they are useful to investors in evaluating our ongoing operating results and trends.

The following tables reconcile non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Covetrus management believes that these non-GAAP financial measures, including pro forma adjustments to reflect the timing of the acquisition of Vets First Choice in the first quarter of 2019, provide useful additional information to investors regarding Covetrus’ results of operations as they provide another measure of Covetrus’ profitability and ability to service its debt, and are considered important to financial analysts covering Covetrus’ industry.

Exhibit 99.1

These non-GAAP financial measures have limitations as an analytic tool and should not be considered in isolation or as a substitute for net income or any other measure of financial performance reported in accordance with GAAP. Covetrus’ non-GAAP measures may be calculated differently than similarly named measures reported by other companies. In addition, using non-GAAP measures may have limited value as they exclude certain items that may have a material impact on reported financial results and cash flows. When analyzing Covetrus’ performance, it is important to evaluate each adjustment in the reconciliation tables and use adjusted measures in addition to, and not as an alternative to, GAAP measures.

Non-GAAP Pro Forma Net Sales, Non-GAAP Pro Forma Organic Net Sales Growth, and Segment Net Sales (Unaudited)

Covetrus delivers products, software and technology-enabled services across the globe through three reportable segments: North America, Europe, and APAC & Emerging Markets.

Organic net sales growth is a non-GAAP measure that Covetrus uses to evaluate period-over-period financial performance. The Company believes this non-GAAP financial metric provides useful information about its operating results, enhances the overall understanding of past financial performance and future prospects and is a useful measure for period-to-period comparisons. Organic net sales growth excludes the impact of foreign exchange fluctuations, M&A and divestitures, which can impact year-over-year comparisons. Additionally, the Company has provided certain pro forma information to reflect the timing of the Vets First Choice acquisition in the first quarter of 2019.

The following tables summarize non-GAAP net sales and non-GAAP organic net sales growth for Covetrus and each reportable segment:

Non-GAAP Pro Forma Net Sales (Unaudited)

	Three Months Ended
	December 31, 2020	December 31, 2019
(In millions)	Covetrus	Covetrus
Net sales:	$1,121	$1,008
North America	606	519
Europe	404	394
APAC & Emerging Markets	114	98
Eliminations	(3)	(3)

	Years Ended
	December 31, 2020	December 31, 2019
(In millions)	Covetrus	Historical Animal Health	Historical Vets First Choice (a)	Non-GAAP Pro Forma Combined
Net sales:	$4,339	$3,976	$24	$4,000
North America	2,377	2,111	24	2,135
Europe	1,571	1,509	—	1,509
APAC & Emerging Markets	402	368	—	368
Eliminations	(11)	(12)	—	(12)

(a) Historical Vets First Choice - 2019 - from January 1, 2019 to February 7, 2019

Exhibit 99.1

Non-GAAP Pro Forma Organic Net Sales Growth (Unaudited)

	Three Months Ended
	December 31, 2020	December 31, 2019
(In millions)	Covetrus	Covetrus	Y/Y Growth	% Change from FX	% Change from Mergers and Acquisitions	% Change from Divestitures	Non-GAAP Organic Net Sales Growth
Net sales:	$1,121	$1,008	11%	2%	—%	(3)%	12%
North America	606	519	17%	—%	—%	(1)%	17%
Europe	404	394	3%	5%	—%	(7)%	5%
APAC & Emerging Markets	114	98	16%	1%	1%	—%	14%
Eliminations	(3)	(3)

	Years Ended
	December 31, 2020	December 31, 2019
(In millions)	Covetrus	Non-GAAP Pro Forma Combined	Y/Y Growth	% Change from FX	% Change from Mergers and Acquisitions	% Change from Divestitures	Non-GAAP Pro Forma Organic Net Sales Growth
Net sales:	$4,339	$4,000	8%	—%	1%	(2)%	10%
North America	2,377	2,135	11%	—%	—%	—%	12%
Europe	1,571	1,509	4%	1%	3%	(5)%	6%
APAC & Emerging Markets	402	368	9%	(5)%	1%	—%	14%
Eliminations	(11)	(12)

(a) Numbers in tables may not foot or cross-foot due to rounding

Exhibit 99.1

Non-GAAP EBITDA, Pro Forma EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income (Loss) and Pro Forma Adjusted Net Income (Unaudited)

EBITDA, adjusted EBITDA, pro forma EBITDA, pro forma adjusted EBITDA, adjusted net income, and pro forma adjusted net income are non-GAAP financial measures used to: (i) aid management and investors with year-over-year comparability, (ii) determine management performance under the Company’s compensation plans, (iii) plan and forecast, (iv) communicate the Company’s financial performance to its board of directors, shareholders, and investment analysts, and (v) understand the Company’s operating performance without regard to items we do not consider a component of the Company’s core ongoing operating performance. Such measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Non-GAAP adjusted EBITDA adjustments include share-based compensation, strategic consulting, transaction costs, formation of Covetrus expenses, separation programs and executive severance, carve-out operating expenses, IT infrastructure, goodwill impairment charges, capital structure-related fees, operating lease right-of-use asset impairments, managed exits from businesses we are exiting or closing, and other items, net.

A reconciliation of EBITDA, adjusted EBITDA and adjusted net income to net income (loss) attributable to Covetrus, the most directly comparable GAAP financial measure, is as follows:

Non-GAAP Adjusted EBITDA and Adjusted Net Income Reconciliation (Unaudited)
(In millions)	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019
Net loss attributable to Covetrus	$(4)	$(37)
Plus: Depreciation and amortization	42	42
Plus: Interest, net	10	12
Plus: Income tax (benefit) expense	(14)	—
EBITDA	34	17
Plus: Share-based compensation	10	10
Plus: Strategic Consulting	7	—
Plus: Transactions costs (a)	1	1
Plus: Formation of Covetrus (b)	3	7
Plus: Separation programs and executive severance	7	10
Plus: IT infrastructure	2	2
Plus: Equity method investments and non-consolidated affiliates (c)	1	—
Plus: France Managed Exit (d)	(2)	—
Plus: Goodwill impairment	—	(1)
Plus (less): Other items, net (e)	(7)	1
Adjusted EBITDA	56	47
Depreciation and amortization	(42)	(42)
Amortization of acquired intangibles	34	34
Interest expense, net	(10)	(12)
Adjusted income before taxes	38	27
Adjusted income tax expense	(10)	(7)
Adjusted net income attributable to Covetrus	$28	$20

(a) Includes legal, accounting, tax, and other professional fees incurred in connection with acquisitions and divestitures.
(b) Includes professional and consulting fees, duplicative costs associated with transition service agreements, and other costs incurred in connection with the separation from Former Parent and establishing Covetrus as an independent public company.
(c) Includes the proportionate share of the adjustments to EBITDA of consolidated and non-consolidated affiliates where Covetrus ownership is less than 100%.
(d) Includes $2 million reduction in estimated severance and other costs incurred in prior period.
(e) Three months ended December 31, 2020 includes a $6 million mark-to-market adjustment for our Distrivet options.

Exhibit 99.1

Non-GAAP Adjusted EBITDA and Adjusted Net Income Reconciliation (Unaudited)
(In Millions)	Year Ended December 31, 2020
Net income (loss) attributable to Covetrus	$(19)
Plus: Depreciation and amortization	166
Plus: Interest expense, net	47
Less: Income tax (benefit) expense	(7)
Earnings (loss) before interest, taxes, depreciation, and amortization	187
Plus: Share-based compensation	40
Plus: Strategic consulting	20
Plus: Transaction costs (a)	8
Plus: Separation programs and executive severance	11
Plus: IT infrastructure	4
Plus: Formation of Covetrus (b)	19
Plus: Equity method investments and non-consolidated affiliates (c)	2
Plus: Operating lease right-of-use asset impairment	8
Plus: France managed exit (d)	7
Plus: Capital structure	2
Less: Other items, net (e)	(82)
Adjusted EBITDA	226
Depreciation and amortization	(166)
Amortization of acquired intangibles	135
Interest expense, net	(47)
Adjusted income before taxes	148
Adjusted income tax expense	(40)
Adjusted net income attributable to Covetrus	$108

(a) Includes legal, accounting, tax, and other professional fees incurred in connection with acquisitions and divestitures.
(b) Includes professional and consulting fees, duplicative costs associated with transition service agreements, and other costs incurred in connection with the separation from Former Parent and establishing Covetrus as an independent public company.
(c) Includes the proportionate share of the adjustments to EBITDA of consolidated and non-consolidated affiliates where Covetrus ownership is less than 100%.
(d) Includes $6 million of severance and $1 million of other costs.
(e) Includes a pre-tax gain of $73 million from the sale of scil, a $6 million mark-to-market adjustment for our Distrivet options, and a $1 million gain on the deconsolidation of SAHS.

Exhibit 99.1

Pro Forma Adjusted EBITDA and Adjusted Net Income Reconciliation for the Year Ended December 31, 2019 (Unaudited)
	Year Ended December 31, 2019
(In millions)	Covetrus	Vets First Choice (Jan. 1 to Feb. 7)	Spin-off and Other Pro Forma Adjustments	Purchase Price and Related Pro Forma Adjustments	Pro Forma Covetrus
Net loss attributable to Covetrus	$(980)	$(9)	$(5)	$(4)	$(998)
Plus: Depreciation and amortization	155	2	—	9	166
Plus: Interest, net	53	1	6	—	60
Plus: Income tax (benefit) expense	(46)	—	(1)	(2)	(49)
EBITDA	(818)	(6)	—	3	(821)
Plus: Share-based compensation	46	—	—	3	49
Plus: Strategic consulting	2	—	—	—	2
Plus: Transactions costs (a)	2	6	—	(6)	2
Plus: Formation of Covetrus (b)	31	—	—	—	31
Plus: Separation programs and executive severance	11	—	—	—	11
Plus: Carve-out operating expense	5	—	—	—	5
Plus: IT infrastructure	6	—	—	—	6
Plus: Goodwill impairment	938	—	—	—	938
Less: Equity method investments and non-consolidated affiliates (c)	(4)	—	—	—	(4)
Less: Other items, net (d)	(19)	(2)	—	—	(21)
Adjusted EBITDA	200	(2)	—	—	198
Depreciation and amortization					(166)
Amortization of acquired intangibles					136
Interest expense, net					(60)
Adjusted income before taxes					108
Adjusted income tax expense					(28)
Pro forma adjusted net income attributable to Covetrus					$80
(a) Includes legal, accounting, tax, and other professional fees incurred in connection with acquisitions and divestitures.
(b) Includes professional and consulting fees, duplicative costs associated with transition service agreements, and other costs incurred in connection with the separation from Former Parent and establishing Covetrus as an independent public company.
(c) Includes the proportionate share of the adjustments to EBITDA of consolidated and non-consolidated affiliates where Covetrus ownership is less than 100%.
(d) Includes $15 million of gains associated with acquisitions in France and Romania, $2 million gain on legacy investment, and $1 million government grant income
(e ) Numbers in tables may not foot or cross-foot due to rounding

Non-GAAP Free Cash Flow (Unaudited)

Free cash flow is a non-GAAP financial measure and should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Free cash flow is the cash the Company generates through its operations, less the cost of expenditures on property and equipment. The Company believes that it is an important measurement since it shows how efficient a company is at generating cash.

Free Cash Flow for the Years Ended December 31, 2020 and December 31, 2019
	Years Ended
(In millions)	December 31, 2020	December 31, 2019
Net cash provided by operating activities	$53	$103
Less: purchases of property and equipment	(58)	(39)
Free cash flow	$(5)	$64

Contacts:

Exhibit 99.1

Nicholas Jansen | Investor Relations
207-550-8106 | nicholas.jansen@covetrus.com

Kiní Schoop | Public Relations
207-550-8018 | kini.schoop@covetrus.com